UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2018

CARRIZO OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On October 18, 2018, Carrizo Oil & Gas, Inc. (the “Company”) issued a press release announcing the closing of the acquisition of assets in the Delaware Basin in Reeves and Ward Counties, Texas from Devon Energy Production Company, L.P. (“Devon”), a subsidiary of Devon Energy Corporation, and the conditional optional full redemption of its 7.50% Senior Notes due 2020 (CUSIP No. 144577 AF0) (the “Notes”). A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

None of the information furnished in this Item 7.01 and the accompanying exhibit will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 and the accompanying exhibit is not intended to, and does not, constitute a determination or admission by the Company, that the information in this Item 7.01 and the accompanying exhibit is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 8.01.	Other Events.

Closing of the Devon Acquisition

On October 17, 2018, Carrizo (Permian) LLC (“Carrizo Permian”) a wholly-owned subsidiary of the Company completed the closing (the “Closing”) of the transactions (the “Devon Acquisition”) described in the purchase and sale agreement (the “Devon Purchase Agreement”) with Devon. At the Closing, Carrizo Permian purchased approximately 10,600 gross (9,600 net) acres located in the Delaware Basin in Reeves and Ward Counties, Texas (the “Devon Properties”). The Devon Purchase Agreement provided for an agreed upon price of $215.0 million, subject to purchase price adjustments, which is related to the net cash flows from an April 1, 2018 effective date to the closing date, as well as title and other customary adjustments. At the Closing, the Company paid $183.4 million in cash, less the $21.5 million performance deposit that the Company had previously paid in connection with the signing of the Devon Purchase Agreement, and certain preliminary purchase price adjustments. The final purchase price will be subject to post-closing adjustments.

As previously disclosed, under one of the Company’s existing joint operating agreements (the “JOA”) covering acreage in the vicinity of the Devon Properties, the other party to the JOA has a right to purchase a 20% interest in approximately 83% of the total acres within the properties subject to the Devon Purchase Agreement at a price based on the Company’s cost to acquire such properties. This right will be exercisable for a 30-day period after the Company delivers a specified notice to the other party. Such exercise right will expire in the fourth quarter. To the extent that the other party exercises its right to make such purchase, our interests in the Devon Properties will be reduced.

Redemption of 7.50% Senior Notes due 2020

On October 18, 2018, the Company delivered a notice of redemption to the trustee for the Notes to call for redemption on November 19, 2018 (the “Redemption Date”) $130.0 million aggregate principal amount of the outstanding Notes, representing 100% of the aggregate principal amount of the outstanding Notes. The Company instructed the trustee to provide notice of such redemption to the holders of the Notes on October 18, 2018 in accordance with the terms of the indenture governing such Notes. The Notes will be redeemed at a redemption price of 100.000% of the principal amount thereof plus accrued and unpaid interest on the Notes to be redeemed to the Redemption Date. The Company’s obligation to redeem the Notes on the Redemption Date and pay the redemption price plus accrued and unpaid interest thereon is conditioned upon and subject to there being made available to the Company under its revolving credit facility a commitment amount of at least $1.1 billion at the Redemption Date (the “Condition”). Satisfaction of the Condition may be waived by the Company in its sole discretion. If the Condition has not been satisfied or waived on or before December 17, 2018, the notice of redemption shall be automatically revoked and of no further effect.

The redemption is expected to be funded primarily with borrowings under the revolving credit facility. The current borrowing base under the revolving credit facility is $1.0 billion, with an elected commitment amount of $900.0 million. Based on the Company’s reserve estimates prepared in connection with its Fall 2018 redetermination, which are based on bank pricing, cost and other assumptions, Carrizo expects the Fall 2018 redetermination to result in an increased borrowing base supporting an elected amount of at least $1.1 billion. These assumptions and other matters may change materially. Additionally, the borrowing base amount is subject to considerable discretion by the banks. The amount the Company is able to borrow is subject to compliance with the financial covenants and other provisions of the credit agreement governing the revolving credit facility.

This report shall not constitute a notice of redemption with respect to or an offer to purchase or sell (or the solicitation of an offer to purchase or sell) any securities.

Statements in this report that are not historical facts, including but not limited to those relating to the Company’s ability to realize integration or any other expected benefits or effects of any acquisition, including the number of acres of the acquired properties that are retained, capital requirements, the proposed redemption, proceeds to be used for the redemption, increase in borrowing base, interest savings, use of additional liquidity and other statements that are not historical facts, are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the failure to realize the anticipated benefits of the acquisition, whether the banks under the Company’s revolving credit facility increase the aggregate commitment in an amount sufficient to allow for the satisfaction of the Condition, the Company’s decision to waive satisfaction of the Condition, borrowing base determinations and availability under our revolving credit facility, evaluations of the Company by lenders under our revolving credit facility, market conditions, integration and other acquisition risks, exercise of third party purchase rights under area of mutual interest provisions under joint operating agreement, midstream agreement provisions, transportation issues, well costs, estimated recoveries, results of wells and testing, failure of actual production to meet expectations, results of infrastructure program, performance of rig operators, spacing test results, availability of gathering systems, costs and availability of oilfield services, actions by governmental authorities, joint venture partners, industry partners, lenders and other third parties, actions by purchasers or sellers of properties, risks and effects of acquisitions and dispositions, market and other conditions, capital needs, availability of well connects, capital needs and uses, commodity price changes, effects of the global economy on exploration activity, results of and dependence on exploratory drilling activities, operating risks, right-of-way and other land issues, availability of capital and equipment, weather, the terms of the redemption, other sources and uses of funds for the Company, actions by purchasers and debt holders, post-closing adjustment and other payments, title and other defects and limitation of indemnification and other remedies, results of operations, market conditions, capital needs and uses and other risks and uncertainties that are beyond the Company’s control, including those described in the Company’s Form 10-K for the year ended December 31, 2017 and in its other filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 18, 2018 announcing the conditional optional full redemption of Carrizo Oil & Gas, Inc.’s 7.50% Senior Notes due 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ David L. Pitts
David L. Pitts
Vice President and Chief Financial Officer

Date: October 18, 2018